                                                                    EXHIBIT 2.02

            ENDORSED - FILED
in the office of the Secretary of State
       of the State of California
              MAY 25 2000
     BILL JONES, Secretary of State


                               State of Delaware

                                                                          PAGE 1

                        Office of the Secretary of State

                     ---------------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        "PHARMCHEM LABORATORIES, INC.", A CALIFORNIA CORPORATION,
        WITH AND INTO  "PHARMCHEM, INC." UNDER THE NAME OF

"PHARMCHEM, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 2000, AT 4:30 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                          [DELAWARE SEAL]    Edward J. Freel, Secretary of State

3181392    8100M                             AUTHENTICATION:   0442658

001250109                                              DATE:   05-17-00


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                              CERTIFICATE OF MERGER
                                       OF
                          PHARMCHEM LABORATORIES, INC.
                                      INTO
                                 PHARMCHEM, INC.

        The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the name and state incorporation of each of the constituent corporations of the merger are as follows:

               Name                                      State of Incorporation
               ----                                      ----------------------
        PharmChem Laboratories, Inc.                            California
        PharmChem, Inc.                                         Delaware

        SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirement of Section 252 of the General Corporation Law of the State of Delaware.

        THIRD: That the name of the surviving corporation of the merger is PharmChem, Inc.

        FOURTH: That the Certificate of Incorporation of PharmChem, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation.

        FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1505A O'Brien Drive, Menlo Park, California, 94025.

        SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the constituent corporations.

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        SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation                                 Class                Number of Shares

PharmChem Laboratories, Inc.                Common               10,000,000/no par value

                                            Preferred             2,000,000/no par value




        IN WITNESS WHEREOF, PharmChem, Inc., has caused this Certificate of Merger to be executed by its duly authorized officer this 15th day of May 2000.

                                     PHARMCHEM, INC., a Delaware Corporation

                                     By:    /s/ DAVID A. LATTANZIO
                                            ----------------------------------
                                            David A. Lattanzio, Vice President

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